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                                                                     EXHIBIT 2.2

                                 FIRST AMENDMENT

                                       TO

                          SECURITIES PURCHASE AGREEMENT


         This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (this "Amendment") is made effective as of March 23, 2001 between GAINSCO, INC., a Texas corporation ("GNA"), and Goff Moore Strategic Partners, L.P., a Texas limited partnership ("Buyer").

         WHEREAS, GNA and Buyer entered into the Securities Purchase Agreement dated February 26, 2001 (the "Purchase Agreement") (terms defined in the Purchase Agreement are used herein with the same meaning unless otherwise defined herein); and

         WHEREAS, GNA and Buyer desire to amend the Purchase Agreement as more particularly set forth below.

         NOW, THEREFORE, in consideration of the premises and the covenants contained herein, GNA and Buyer agree as follows:

         1. FINAL DATE. The definition of "Final Date" contained in Section 1.1 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                  "Final Date" means March 24, 2001.

         2. SUBORDINATION. A new Section 11.12 of the Purchase Agreement is hereby added to the Purchase Agreement to provide as follows:

                           "11.12 SUBORDINATION. Buyer hereby acknowledges that certain payments which may be due and owing to it by GNA under this Agreement or otherwise in respect of the Series C Shares are subject to the terms of that certain Agreement dated as of March 23, 2001 among Buyer, Stallings, Bank One, NA and GNA, as amended, supplemented or modified from time to time."

         3. STATEMENT OF RESOLUTION. Exhibit "A" to the Purchase Agreement is hereby deleted in its entirety and replaced for all purposes with "Exhibit "A" to this Amendment.

         4. NOTICE OF REDEMPTION. Exhibit "B" to the Purchase Agreement is hereby deleted in its entirety and replaced for all purposes with "Exhibit "B" to this Amendment.

         5. CLOSING DATE. GNA and Buyer hereby agree that the "Closing Date" as such term is used and defined in the Purchase Agreement shall be March 23, 2001.

         6. RATIFICATION. Except as expressly amended hereby, the Purchase Agreement shall remain in full force and effect and is hereby ratified, approved and confirmed.




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         7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND
ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO
THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         8. COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.





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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives all as of the day and year first above written.


                     GAINSCO, INC.


                     By:      /s/ Glenn W. Anderson
                        ----------------------------------------------------
                             Glenn W. Anderson
                          President and Chief Executive Officer



                     GOFF MOORE STRATEGIC PARTNERS, L.P.,
                         a Texas limited partnership


                     By: GMSP Operating Partners, L.P., its general partner
                     By: GMSP, L.L.C., its general partner


                            By:      /s/ J. Randall Chappel
                               ---------------------------------------------
                                J. Randall Chappel, Principal



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